SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 28, 2010

ATLANTIC BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-15061	59-3543956
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

1315 South Third Street
Jacksonville Beach, Florida 32250
(address of principal executive offices)
Registrant’s telephone number: (904) 247-9494

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders (the “Special Meeting”) of Atlantic BancGroup, Inc. (“Atlantic”) was held on October 28, 2010 to vote on two proposals.

Proposal I was to approve the Agreement and Plan of Merger dated May 10, 2010, as amended on September 20, 2010 (the “Merger Agreement”), and the transactions contemplated thereby including, among other things, the merger of Atlantic with and into Jacksonville Bancorp, Inc. with Jacksonville Bancorp, Inc. remaining as the surviving entity. As to Proposal I, 895,534 shares were voted in favor, 70,330 shares were voted in opposition, the holders of 3,833 shares abstained, and no shares were the subject of broker non-votes.

Proposal II was to approve a proposal to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. As to Proposal II, 885,935 shares were voted in favor, 76,230 shares were voted in opposition, the holders of 7,532 shares abstained, and no shares were the subject of broker non-votes.

Item 8.01.  Other Events.

On November 1, 2010, Atlantic and Jacksonville Bancorp, Inc. issued a joint press release announcing the receipt of final regulatory approvals for Atlantic’s merger with and into Jacksonville Bancorp, Inc.  The merger is anticipated to be consummated shortly after receipt of shareholder approval by Jacksonville Bancorp, Inc.’s shareholders, which will be sought on November 9, 2010 at Jacksonville Bancorp, Inc.’s shareholders meeting.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.
The following exhibits are being furnished with this Report:

99.1                 Press Release

Important Information

This document may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transactions, JBI has filed with the SEC a registration statement on Form S-4 and will file a separate proxy statement. Shareholders of Atlantic are encouraged to read the registration statement, the proxy statement/prospectus that will be a part of the registration statement and any other relevant documents filed with the SEC because they will contain important information about the proposed transactions.   Shareholders of JBI are encouraged to read the proxy statement and any other relevant documents filed with the SEC because they will contain important information about the proposed transactions.  The final proxy statement/prospectus will be mailed to shareholders of Atlantic and a separate proxy statement will be mailed to shareholders of JBI.  Investors and security holders will be able to obtain copies of the documents free of charge at the SEC’s website, www.sec.gov.  In addition, the documents may also be obtained, free of charge, from JBI by contacting Valerie A. Kendall, Chief Financial Officer, Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202, or from Atlantic by contacting David L. Young, Chief Financial Officer, Atlantic BancGroup, Inc., 1315 South Third Street, Jacksonville Beach, Florida 32250.

This report does not constitute an offer to buy, or a solicitation to sell, shares of any security or the solicitation of any proxies from the shareholders of JBI or Atlantic.

JBI, Atlantic and their respective directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding JBI’s directors and executive officers is available in JBI’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 29, 2010.  Information regarding Atlantic’s directors and executive officers is available in its annual report on Form 10-K (as amended), as filed with the SEC.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus and separate proxy statement regarding the proposed transactions when they become available. Shareholders of JBI and Atlantic may obtain free copies of these documents as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010
Atlantic BancGroup, Inc.
(Registrant)

By:	/s/ Barry W. Chandler
Barry W. Chandler
Principal Executive Officer